UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2018

BIO-KEY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13463	41-1741861
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3349 Highway 138, Building A, Suite E

Wall, NJ 07719

(Address of principal executive offices) (Zip Code)

(732) 359-1100

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

The information provided under Item 3.02 regarding the unregistered sale of equity securities is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On May 31, 2018, BIO-key International, Inc. (the “Company”, “we” or “us”) received a conversion notice from Wong Kwok Fong to convert 23,508 shares of the Company’s Series A-1 Convertible Preferred Stock (the “Series A-1 Preferred”). Each share of Series A-1 Preferred has an original issue price of $100.00 and is convertible into shares of Company common stock (“Common Stock”) at a conversion price of $3.60 per share. The forgoing conversion resulted in the issuance of 653,000 shares of Common Stock. As a result of the forgoing conversion, there are no longer any issued and outstanding shares of Series A-1 Preferred.

On May 31, 2018, we entered into a securities purchase agreement (the “Purchase Agreement”) with Wong Kwok Fong to purchase 7,073 shares of Common Stock in consideration of the conversion of an accrued dividend payable on the Series A-1 Preferred in the amount of $25,463 resulting in a per share purchase price of $3.60. The terms of the Purchase Agreement provided for us to waive the standstill provision (the “Standstill Provision”) included in the securities purchase agreements dated October 29, 2015 and November 11, 2015 by and between the Company and Wong Kwok in order to permit him to purchase the forgoing shares. The Standstill Provision remains in full force and effect and prevents Wong Kwok Fong, either alone or together with any other person, from acquiring additional shares of the Common Stock or any of the Company’s assets, soliciting proxies, or seeking further representation on the Company’s board of directors. Wong Kwok Fong, is the Company’s Managing Director of Hong Kong Operations, a director of the Company, and a principal stockholder of the Company and, therefore, has an interest in the transactions described herein.

The foregoing shares were issued in a private placement transaction pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, without general solicitation or advertising of any kind and without payment of placement agent or brokerage fees to any person.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Securities Purchase Agreement, dated May 31, 2018, by and between BIO-key International, Inc. and Wong Kwok Fong.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-Key International, Inc.

Date: June 4, 2018	By:	/s/ Cecilia Welch
Cecilia Welch
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated May 31, 2018, by and between BIO-key International, Inc. and Wong Kwok Fong.